UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

FIRST UNITED ETHANOL, LLC
 (Exact name of registrant as specified in its charter)

Georgia	333-130663	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 Back Nine Road, Pelham, Georgia	31779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Design-Build Agreement and General Conditions Between Owner and Design-Builder

On March 26, 2008, First United Ethanol, LLC (“FUEL”) entered into a Design-Build Agreement and a First Amendment to the Design-Build Agreement (“Agreement”) with C. Terry Hunt Industries, Inc., a Georgia corporation (“Hunt”). The effective date of the Agreement is February 20, 2008. Pursuant to the Agreement, Hunt shall be responsible for procuring or furnishing the design and for the construction of the wet grain receiving system at the plant site near Pelham, Georgia. The construction of the wet grain receiving system is separate from the construction of the ethanol plant by Fagen, Inc. The construction will commence upon the issuance by FUEL of a written notice to proceed and substantial completion shall be by July 31, 2008. Unless otherwise specified, the work shall be finally completed within thirty (30) days after the date of Substantial completion, subject to adjustments as provided for in the Agreement. The contract price is $2,609,100.00, subject to adjustment in accordance with the Agreement.

Item 9.01 Financial Statements and Exhibits

 (a) None.

 (b) None.

 (c) None.

(d)	Exhibit No.	Description

	99.1	Design-Build Agreement and General Conditions Between Owner and Design-Builder
	99.2	First Amendment to Design-Build Agreement and General Conditions Between Owner and Design-Builder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

April 1, 2008	/s/ Murray L. Campbell

Date	Murray L. Campbell, Chief Executive Officer

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